UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2004

VENTURI PARTNERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13956	56-1930691

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

Five LakePointe Plaza
2709 Water Ridge Parkway, 2nd Floor
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)

(704) 442-5100

(Registrant’s Telephone Number, including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     As previously announced, on July 19, 2004, Venturi Partners, Inc., a Delaware corporation (“Venturi”), Venturi Technology Partners, LLC, a North Carolina limited liability company and indirect, wholly owned subsidiary of Venturi, VTP, Inc., a Delaware corporation and wholly owned subsidiary of Venturi, COMSYS Holding, Inc., a Delaware corporation (“Holding”), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly owned subsidiary of Holding (“COMSYS”), and certain holders of capital stock of Holding (the “Holding Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Effective as of September 3, 2004, these parties entered into an Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment”). A copy of the First Amendment is attached as Exhibit 2.1 to this Current Report on Form 8-K.

     The First Amendment modifies the Merger Agreement and some of the exhibits to the Merger Agreement.

     First, under the First Amendment, Venturi will not be required to obtain the signature and delivery by MatlinPatterson Global Opportunities Partners, L.P. (“MatlinPatterson”) of the voting agreement the form of which is attached to the First Amendment as Exhibit O (the “Voting Agreement”). Instead, Venturi will be required to enter into a separate voting agreement, the form of which is attached to the First Amendment as Exhibit S, with MatlinPatterson. Under this separate voting agreement between Venturi and MatlinPatterson, MatlinPatterson will be required for three years after the merger with COMSYS to vote all of its shares of Venturi’s common stock in favor of the slate of directors nominated by the nominating committee. Venturi will still be required to obtain the signature and delivery of the Voting Agreement by each other “Significant Holder” (as such term is defined in Venturi’s restated certificate of incorporation) immediately prior to the merger.

     In addition, under the First Amendment, Venturi has agreed to use commercially reasonable efforts to seek the execution and delivery of the Voting Agreement by each “Five Percent Holder” (as such term is defined in its restated certificate of incorporation, but excluding MatlinPatterson) of Venturi immediately prior to the merger, and COMSYS and Holding have agreed to use commercially reasonable efforts to seek the execution and delivery of the Voting Agreement by each of the Holding Stockholders listed as signatories thereto.

     The parties also agreed to replace the letter agreement between Venturi and certain of its senior lenders with a revised letter agreement. Under the revised letter agreement, which is with Inland Partners, L.P. and Links Partners, L.P., Venturi has the option, until October 31, 2004, to require Inland Partners and Links Partners to convert a portion of Venturi’s senior debt held by Inland Partners and Links Partners into shares of a new series of preferred stock of Venturi pursuant to certain terms and conditions. If Venturi exercises the option, it will issue to Inland Partners and Links Partners, as partial consideration for the conversion, warrants to purchase an aggregate of up to 112,000 shares of Venturi’s common stock for a nominal exercise price.

     The parties also agreed in the First Amendment to revise the form of Amended and Restated Bylaws of Venturi and the form of Voting Agreement attached to the Merger Agreement. These changes to the form of Amended and Restated Bylaws and Voting

Agreement clarify certain aspects of the process for nominating directors after the merger and the composition of certain board committees as between “Group A directors” (initially designated by Venturi) and “Group B directors” (initially designated by Holding).

     The First Amendment also provides that each of Venturi’s officers and directors immediately prior to the merger is intended to be a third party beneficiary of Section 6.14(c)(ii) of the Merger Agreement, which requires Venturi to maintain directors’ and officers’ liability insurance policies covering these individuals for six years after the merger.

     The foregoing description of the First Amendment is qualified in its entirety by reference to Exhibit 2.1 attached hereto, which is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 3, 2004, among Venturi Partners, Inc., Venturi Technology Partners, LLC, VTP, Inc., COMSYS Holding, Inc., COMSYS Information Technology Services, Inc., and each holder of capital stock of COMSYS Holding, Inc. party thereto, including annexes and exhibits thereto

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2004

Venturi Partners, Inc.

	By:	/s/ Ken R. Bramlett, Jr.

Ken R. Bramlett, Jr. Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit	Description
Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of September 3, 2004, among Venturi Partners, Inc., Venturi Technology Partners, LLC, VTP, Inc., COMSYS Holding, Inc., COMSYS Information Technology Services, Inc., and each holder of capital stock of COMSYS Holding, Inc. party thereto, including annexes and exhibits thereto